Exhibit 10.5

PARKER DRILLING COMPANY

FORM OF 2019 LONG-TERM INCENTIVE PLAN

6.7	Designation of Beneficiary by Grantee	20
6.8	Amendment and Termination	20
6.9	Successors to Company	20
6.10	Miscellaneous	21
6.11	Severability	21
6.12	Gender, Tense and Headings	21
6.13	Governing Law	21
6.14	Effective Date; Expiration of Plan	21
6.15	Code Section 409A	21

SECTION 1 - PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Establishment and Purpose

Parker Drilling Company (the “Company”), hereby establishes as of the Effective Date the Parker Drilling Company 2019 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”).

The purpose of this Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment of Employees and Outside Directors, (b) motivating superior performance of key Employees and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing Employees and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s stockholders, (d) attracting and retaining Employees and Outside Directors by providing competitive compensation opportunities, and (e) enabling Employees and Outside Directors to share in the long-term growth and success of the Company.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a)    “Affiliate” means an “affiliate” of the Company, as such term is described in Rule 12b-2 under the Exchange Act.

(b)     “Board” means the Board of Directors of the Company.

(c)     “Cause” means, in the case where there is no employment agreement in effect between the Company or an Affiliate and the Grantee at the grant date (or where there is such an agreement but it does not define “Cause”), when used in connection with the termination of a Grantee’s Employment, the termination of the Grantee’s Employment by the Company or any Subsidiary by reason of:

(i)    the refusal to perform Grantee’s material job duties that continues after written notice from the Company;

(ii)    material violation of a material policy of the Company that causes, or is reasonably likely to cause, material harm to the business or reputation of the Company that is not cured within fifteen (15) days of written notice from the Company;

(iii)    willful misconduct in the course of Grantee’s duties that causes, or is reasonably likely to cause, material harm to the business or reputation of the Company;

(iv)    Grantee’s conviction of a felony; or

(v)    the material breach of any confidentiality, non-solicitation, non-competition or similar restrictive covenant between the Company or one of its Affiliates and such Grantee, but Cause shall not exist under this clause (v) until after written notice from the

Board has been given to Grantee of such material breach (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Grantee has breached the agreement) and Grantee has failed to cure such alleged breach or nonperformance within 15 business days after his receipt of such notice; and, for purposes of this clause (v), no act or failure to act on Grantee’s part shall be deemed “willful” unless it is done or omitted by Grantee not in good faith and without his reasonable belief that such action or omission was in the best interest of the Company.

(d)    “Change in Control” means the occurrence of any of the following events:

(i)    There occurs an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the Outstanding Company Common Stock or (ii) the Outstanding Company Voting Securities;

provided, however, that the following acquisitions shall not constitute a Change in Control: (W) any acquisition directly from the Company or any Subsidiary, (X) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (Y) any acquisition by any corporation or other entity pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), unless, following such Merger, the conditions described in (iii) (below) are satisfied;

(ii)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    A consummation by the Company of a reorganization, merger or consolidation (a “Business Combination”), or a Business Combination in which securities of the Company are issued, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common equity and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or comparable governing persons, as the case may be, of the entity surviving or resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(iv)    A sale or other disposition of all or substantially all of the assets of the Company occurs, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)    A consummation of any plan or proposal for the complete liquidation or dissolution of the Company occurs.

Notwithstanding the foregoing, with respect to any Incentive Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment of such Incentive Award will not be adjusted or changed unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Notwithstanding the foregoing, any acquisition by Varde, Whitebox, Highbridge, Brigade, or their respective Affiliates (the “Excluded Buyers”) shall not constitute a Change in Control; provided, that, the Excluded Buyer or Excluded Buyers agree to provide Grantees with customary security holder rights with respect to Emergence Awards.

(e)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(f)    “Committee” means the Compensation Committee of the Board; provided, however, the term “Committee” as used in this Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion).

(g)    “Common Stock” means the common stock of the Company, $0.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(h)    “Company” means Parker Drilling Company, a Delaware corporation or any successor entity.

(i)    “Disability” means, in the case where there is no employment agreement in effect between the Company or an Affiliate and the Grantee at the grant date (or where there is such an agreement but it does not define “Disability”), when used in connection with the termination of a Grantee’s Employment, the termination of the Grantee’s Employment by the Company or any Affiliate or Subsidiary upon expiration of any applicable waiting/elimination period, a total and permanent disability of Grantee that qualifies Grantee for long-term disability benefits.

(j)    “Effective Date” shall have the meaning set forth in Section 6.14.

(k)    “Employee” means any employee of the Company (or any Subsidiary) within the meaning of Code Section 3401(c) and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company (or any Subsidiary), who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company (or any Subsidiary), including, without limitation, officers who are members of the Board.

(l)    “Employment” means that the individual is employed as an Employee or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a). In this regard, the transfer of a Grantee from Employment by the Company to Employment by any Subsidiary, the transfer of a Grantee from Employment by any Subsidiary to Employment by the Company, or the transfer of a Grantee from employment by any Subsidiary to Employment by another Subsidiary, shall not be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement. The term “Employment” for all purposes of this Plan shall include current service on the Board by an Outside Director.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)    “Fair Market Value” means, with respect to a Share as of a particular date, (i) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on the day before such date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Shares are not so listed, the average of the closing bid and asked price on the day before such date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (iv) if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee. Fair Market Value shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o)    “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 2.4(a).

(p)    “Grantee” means any Employee or Outside Director who is granted an Incentive Award under this Plan.

(q)    “Incentive Agreement” means the written or electronic notice setting forth the terms and conditions pursuant to which an Incentive Award is granted under this Plan, as such agreement is further defined in Section 5.1.

(r)    “Incentive Award” means a grant of an award under this Plan to a Grantee, including any Non-statutory Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance-Based Award, Other Stock-Based Award or Other Cash Award.

(s)    “Non-statutory Stock Option” means a Stock Option granted by the Committee to a Grantee under Section 2.

(t)    “Option Price” means the exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(u)    “Other Cash Award” means an Incentive Award granted by the Committee to a Grantee under Section 5.2 that is valued by reference to, or is otherwise based upon, cash.

(v)    “Other Stock-Based Award” means an Incentive Award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(w)    “Outside Director” means a member of the Board who is not, at the time of grant of an Incentive Award, an Employee, and any prospective director conditioned upon, and effective not earlier than, such person becoming a member of the Board who is not an Employee.

(x)    “Outstanding Company Common Stock” means the then outstanding shares of Common Stock.

(y)    “Outstanding Company Voting Securities” means the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

(z)    “Performance-Based Award” means a grant of an Incentive Award under this Plan that is either payable in Common Stock or cash.

(aa)    “Performance Criteria” means the performant objectives underlying a Performance-Based Award, as determined in the sole discretion of the Board.

(bb)    “Permitted Assignee” shall have the meaning set forth in Section 5.3.

(cc)    “Phantom Share” shall have the meaning set forth in Section 4.1.

(dd)    “Restricted Stock” means shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(ee)    “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.

(ff)    “Restricted Stock Unit” shall have the meaning set forth in Section 4.1.

(gg)    “Restriction Period” means the period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of an Incentive Award by the Grantee is restricted.

(hh)    “Senior Officers” are the employees of the Company, at the relevant time, holding one or more of the following positions or equivalent thereof of the Company: Chief Executive Officer, President, General Counsel, Senior Vice President, Chief Operating Officer, Chief Financial Officer, and Chief Administrative Officer.

(ii)    “Share” means a share of Common Stock of the Company.

(jj)    “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 2.4(a).

(kk)    “Stock Award” means an Incentive Award granted under the Plan in the form of Shares or units denominated in Shares, and includes Restricted Stock, Restricted Stock Units and Other Stock-Based Awards. Stock Awards do not include Stock Options and Stock Appreciation Rights.

(ll)    “Stock Option” or “Option” means, pursuant to Section 2, a Non-statutory Stock Option granted to an Employee or Outside Director, which Option provides the Grantee with the right to purchase Shares of Common Stock upon specified terms.

(mm)    “Subsidiary” means any entity (whether a corporation, limited liability company, partnership, joint venture or other form of entity) in which the Company or an entity in which the Company owns greater than fifty percent (50%) of equity interests, directly or indirectly, owns a greater than fifty percent (50%) equity interest, the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Code Section 424(f) as required by Code Section 422.

(nn)    “Substitute Awards” shall mean Incentive Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(oo)    “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 2.4(a).

1.3	Plan Administration

(a)    Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Grantees to whom Incentive Awards may from time to time be granted hereunder; (ii) determine the type or types of Incentive Awards, not inconsistent with the provisions of the Plan, to be granted to each Grantee hereunder; (iii) determine the number of Shares to be covered by each Incentive Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Incentive Award granted hereunder; (v) determine whether, to what extent and under what circumstances Incentive Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Incentive Award made under the Plan shall be deferred either automatically or at the election of the Grantee; (vii) determine whether, to what extent and under what circumstances any Incentive Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Incentive Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Incentive Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to Section 2.2(c) and Section 2.4(b)(i) hereof, the Committee may, in its discretion, (1) provide for the extension of the exercisability of an Incentive Award, or (2) accelerate the vesting or exercisability of an Incentive Award, (3) eliminate or make less restrictive any restrictions contained in an Incentive Award, (4) waive any restriction or other provision of this Plan or an Incentive Award or (5) otherwise amend or modify an Incentive Award in any manner that is, in each case, (A) not adverse to the Grantee to whom such Incentive Award was granted, (B) consented to by such Grantee or (C) authorized by Section 5.5 hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten (10) years from its grant date.

Incentive Awards may be awarded either: alone, or in addition to, or in conjunction with any other Incentive Awards.

(b)    Decisions. Decisions of the Committee shall be final, conclusive and binding on all persons and entities, including the Company, any Grantee, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c)    Delegation of Authority. The Committee may delegate any of its authority to grant Incentive Awards to Employees who are not subject to Section 16(b) of the Exchange Act, subject to Section 1.3(a) above, to the Board, to any other committee of the Board, or to any Senior Officer, provided such delegation is made in writing and specifically sets forth such delegated authority. The Committee may also delegate to a Senior Officer authority to execute on behalf of the Company any Incentive Agreement. The Committee and the Board, as

applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

Incentive Awards to be granted on behalf of any Outside Director shall be reviewed and approved by the Board (which functions as the Committee for this purpose).

(d)    [Reserved].

(e)    Electronic Writings. Any instrument or notice required to be in writing hereunder will be considered to be in writing if effected electronically.

(f)    Minimum Vesting Period. Notwithstanding anything to the contrary in this Plan, except in the case of specified terminations of Employment or Change in Control, each Incentive Agreement will require that an Incentive Award shall not become one hundred percent (100%) vested until at least one (1) year from the date of grant. The foregoing vesting requirements shall not apply to Stock Awards made to Outside Directors and Employees not exceeding five percent (5%) of the total Shares available for Incentive Awards as of the Effective Date.

(g)    Clawback. Notwithstanding any other provisions of this Plan, Incentive Awards are subject to forfeiture or clawback to the extent required by applicable law, government regulation or stock exchange listing requirement.

1.4	Common Stock Available

The Common Stock available for issuance or transfer under this Plan shall be made available from Shares now or hereafter: (i) held in the treasury of the Company; (ii) authorized but unissued; or (iii) purchased or acquired by the Company. No fractional shares shall be issued under this Plan; payment for fractional shares shall be made in cash.

(a)    Shares Available. On or after the Effective Date, the Shares authorized for grant under the Plan shall equal 1,487,905, subject to Section 1.4(b), Section 1.4(c) and adjustment under Section 5.5.

(b)    Forfeitures; Expirations; Withholding Shares; Payment in Shares. If any Shares subject to an Incentive Award are forfeited, an Incentive Award expires or an Incentive Award is settled for cash (in whole or in part), then in each such case the Shares subject to such Incentive Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for grant under paragraph (a) of this Section. In the event that withholding tax liabilities arising from an Incentive Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for grant under paragraph (a) of this Section. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Grantee or withheld by the Company in payment of the Option Price of an Option, (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c)    Emergence Awards. Notwithstanding any provision in this Plan to the contrary, the Committee or its delegee shall grant fifty percent (50%) of the Shares available pursuant to Section 1.4(a) as of the Effective Date (the “Emergence Awards”). No less than forty percent (40%) of the Emergence Awards will be issued in the form of Restricted Stock Units and no more than sixty percent (60%) of the Emergence Awards will be issued in the form of Non-statutory Stock Options. The Emergence Awards will be (i) subject to the terms and conditions of Exhibit 5 to Exhibit A of that certain Restructuring Support Agreement, dated as of December 12, 2018, by and among the Company and the “Company Parties” and the “Consenting Stakeholders” (as such terms are defined therein) (the “Compensation Term Sheet”) and (ii) allocated to Employees in accordance with Annex A to the Compensation Term Sheet.

Grants of subsequent of Incentive Awards will be granted at the discretion of the Committee with respect to Shares subject to Incentive Awards not granted as Emergence Awards or any Incentive Awards that are forfeited prior to vesting or exercise, as applicable.

(d)    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Grantee in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) shall be available for grant under paragraph (a) of this Section; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Outside Directors prior to such acquisition or combination.

(e)    Limitations on Incentive Awards to Outside Directors. The aggregate grant date fair value of Incentive Awards to an Outside Director in any calendar year shall not exceed five hundred thousand dollars ($500,000), subject to adjustment in accordance with Section 5.5 hereof.

SECTION 2 - STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant Non-statutory Stock Options to Employees and Outside Directors only in accordance with the terms and conditions of this Plan, and with such additional terms and conditions, not inconsistent with this Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee regardless of whether any Stock Option previously granted to such person remains unexercised.

2.2	Stock Option Terms

(a)    Incentive Agreement. Each Incentive Agreement with respect to a Stock Option shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee’s Incentive Agreement, and need not be uniform among all Stock Options issued pursuant to this Plan.

(b)    Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c)    Option Price. The Option Price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that such Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of Section 2.3(a). Other than pursuant to Section 5.5, the Committee shall not, without the approval of the Company stockholders, (i) lower the Option Price of an Option after it is granted, (ii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Incentive Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the national securities exchange on which Shares are listed.

(d)    Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option, which shall not exceed ten (10) years from the date of grant.

(e)    Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria.

2.3	Stock Option Exercises

(a)    Methods of Exercise. Stock Options granted under the Plan may be exercised by the Grantee, by a Permitted Assignee thereof, or by the Grantee’s executor, administrator, guardian or legal representative as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full Option Price for the Shares being purchased. The Option Price shall be payable to the Company in full at the option of the Grantee either (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Incentive Awards) having a Fair Market Value on the exercise date equal to the total Option Price, (iv) by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Incentive Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for ordinary cash dividends or other rights for which the record date is prior to the date as of which the Grantee exercises the Option and becomes the sole owner of the subject Shares. An Option shall be automatically exercised as of the end of the last day of the term of the Option, if the Option Price is less than the Fair Market Value of a Share on such date, on a net exercise basis as contemplated by Section 2.3(a)(iv) and with tax withholding satisfied by the Company retaining Shares from the exercise as contemplated by Section 6.3.

(b)    Restrictions on Option Share Transferability. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable. Any certificate issued to evidence Shares issued upon the exercise of an Incentive Award may bear such legends and statements as the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

Any Grantee or other person exercising an Incentive Award shall be required, if requested by the Committee, to give a written representation that the Incentive Award and the Shares subject to the Incentive Award will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any person receiving an Incentive Award from any such representations either prior to or subsequent to the exercise of the Incentive Award.

2.4	Stock Appreciation Rights

(a)    Grant and Exercise. The Committee may provide Stock Appreciation Rights (i) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in conjunction with all or part of any Incentive Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Incentive Award (clause (i) above and this clause (ii), a “Tandem Stock Appreciation Right”), or (iii) without regard to any Option or other Incentive Award (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion. As used herein, “Stock Appreciation Right” means a Tandem Stock Appreciation Right or Freestanding Stock Appreciation Right.

(b)    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)    Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the exercise price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5.5 or in accordance with paragraph (b)(vii) of this Section, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Other than pursuant to Section 5.5, the Committee shall not, without the approval of the Company stockholders, (a) lower the exercise price of a Stock Appreciation Right after it is granted, (b) cancel a Stock Appreciation Right when the exercise price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Incentive Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the national securities exchange on which Shares are listed.

(ii)    Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(iii)    Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

(iv)    Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the Option Price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies.

(v)    Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(vi)    The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(vii)    The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 2.4(b), but subject to Section 5.5, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant and (ii) a term not greater than ten (10) years (including an extension of term as provided in Section 2.3 and automatic exercise of an otherwise expiring Incentive Award provided in Section 2.3). In addition to the foregoing, but subject to Section 5.5, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

(viii)    The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Incentive Award (other than an Option) as the Committee shall determine in its sole discretion.

(ix)    The terms and conditions of this Section 2.4(b) shall be applied to a Tandem Stock Appreciation Right identified in clause (ii) of Section 2.4(a), and, for such purpose, references to Options in this Section 2.4(b) shall be replaced with the relevant Incentive Award related to such Tandem Stock Appreciation Right.

SECTION 3 - RESTRICTED STOCK

3.1	Grant of Restricted Stock

(a)    General Provisions. With respect to a Grantee who is an Employee or Outside Director, Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion. Any such restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. Any Restricted Stock Award may, at the time of grant, be designated by the Committee in its discretion as a Performance-Based Award.

(b)    Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee’s dividend rights during the Restriction Period. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

Shares awarded pursuant to a grant of Restricted Stock, whether or not under a Performance-Based Award, may be reflected in such manner as determined by the Committee until such time as the restrictions on transfer have expired.

3.2	Restrictions

(a)    Forfeiture of Restricted Stock. Restricted Stock awarded to a Grantee shall be subject to such restrictions that the Committee determines are appropriate, including, without limitation, provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee.

(b)    Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company may cause to be issued a stock certificate or other book-entry evidence of ownership, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank by the Grantee with respect to such Shares. Any such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Parker Drilling Company 2019 Long-Term Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Parker Drilling Company. A copy of this Plan and Incentive Agreement are on file in the main corporate office of Parker Drilling Company.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.

(c)    Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that such action is necessary or appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 6.3 and to the terms of the Incentive Agreement, evidence of ownership of the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

SECTION 4 - OTHER AWARDS

4.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee. Types of Other Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares of Common Stock awarded that are not subject to any restrictions or conditions, Shares of Common Stock awarded subject to the satisfaction of specified performance criteria, Incentive Awards valued by reference to the performance of a specified Subsidiary, division or department of the Company, and Shares issued in settlement or cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company (or any Subsidiary).

In addition to Other Stock-Based Awards that are payable in Shares, the Committee may award to a Grantee either Phantom Shares that are payable in cash or Restricted Stock Units that are payable in Shares of Common Stock. A “Phantom Share” is one unit granted to a Grantee which entitles him to receive a cash payment equal to the Fair Market Value of one Share of Common Stock on the vesting date specified in the Incentive Agreement. A “Restricted Stock Unit” is one unit granted to a Grantee which entitles him to receive a Share of Common Stock on the vesting date specified in the Incentive Agreement.

4.2	Other Stock-Based Award Terms

(a)    Purchase Price. The amount of consideration required to be received by the Company shall be either: (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered; or (ii) as otherwise specified in the Incentive Agreement.

(b)    Performance Criteria. In its discretion, the Committee may specify Performance Criteria for: (i) vesting in Other Stock-Based Awards; and (ii) payment thereof to the Grantee. The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee.

4.3	Other Cash Awards

(a)    Grant. Other Cash Awards may be awarded, in the discretion of the Committee, to a Grantee as a special recognition Incentive Award for exemplary performance, as a supplement to other grants, or for such reasons as the Committee may determine.

(b)    Settlement. Upon vesting of an Other Cash Award in accordance with its terms, the Grantee shall be entitled to receive a cash payment subject to such terms as the Committee may determine, if any. Unless otherwise provided in the Incentive Agreement, if the Grantee’s Employment is terminated for any reason prior to full vesting in any part of an Other Cash Award, any non-vested portion at the time of such termination shall automatically expire and no further vesting shall occur after the termination date, subject to partial vesting as may be permitted by this Plan or an Incentive Agreement.

SECTION 5 - PLAN PARTICIPATION

5.1	Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee, provided that (a) any Emergence Award that is a Restricted Stock Unit shall be granted pursuant to the Incentive Agreement attached to the applicable individual’s employment agreement as Exhibit A and (b) any Emergence Award that is a Stock Option shall be granted pursuant to the Incentive Agreement attached to the applicable individual’s employment agreement as Exhibit B. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees with the exception of the Emergence Awards. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee: (i) shall not disclose any confidential information acquired during Employment with the Company; (ii) shall abide by all the terms and conditions of this Plan and such other terms and conditions as may be imposed by the Committee; (iii) shall not interfere with the employment or other service of any Employee; (iv)

shall not compete with the Company or its Subsidiaries or become involved in a conflict of interest with the interests of the Company or its Subsidiaries; (v) shall forfeit an Incentive Award if terminated for Cause; (vi) shall not be permitted to make an election under Code Section 83(b) when applicable; and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of shares acquired or providing for the recoupment of shares or the cash equivalent thereof. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.

5.2	No Right to Employment

Nothing in this Plan or any instrument executed pursuant to this Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company or any Subsidiary to terminate the Employment of any Grantee at any time.

5.3	Transferability

Except as provided below, and except as otherwise authorized by the Committee in an Incentive Agreement, no Incentive Award and no Shares subject to Incentive Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Incentive Award may be exercised during the life of the Grantee only by the Grantee or the Grantee’s guardian or legal representative. Notwithstanding the foregoing, a Grantee may assign or transfer an Incentive Award (i) for charitable donations, (ii) to the Grantee’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (ii), or (iv) to any other person with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Incentive Agreement relating to the transferred Incentive Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Permitted Assignee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

5.4	Rights as a Stockholder

(a)    No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate or other evidence of ownership for such Shares.

(b)    Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or incapacity of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person. The Committee may also require such consents and releases of taxing authorities as it deems advisable.

5.5	Adjustments

(a)    Effect on Corporate Transactions. The existence of outstanding Incentive Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)    Stock Splits, Dividends. In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares available for issuance under this Plan, (ii) the number of Shares covered by outstanding Incentive Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Option Price or other price in respect of such Incentive Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Incentive Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of cash, securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number of Shares covered by Incentive Awards in the form of Common Stock or units denominated in Common Stock, (2) the Option Price or other price in respect of such Incentive Awards, (3) the appropriate Fair Market Value and other price determinations for such Incentive Awards, and (4) the number of Shares available under this Plan for Stock Awards to give effect to such transaction; provided, that, such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Incentive Awards and preserve, without exceeding, the value of such Incentive Awards.

(c)    Mergers, Reorganizations, Liquidations. In connection with a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation (including a Change in Control), the Committee may make such adjustments to Incentive Awards or other provisions for the disposition of Incentive Awards as it deems equitable, and shall be authorized, in its discretion, to (i) provide for the substitution of a new Incentive Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Incentive Award or the assumption of the Incentive Award (and for Incentive Awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies, (ii) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Incentive Award and, if the transaction is a cash merger, provide for the termination of any portion of the Incentive Award that remains unexercised at the time of such transaction, (iii) provide for the acceleration of the vesting and exercisability of an Incentive Award and the cancellation or settlement thereof in exchange for such payment (in cash, stock or other property) as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (iv) cancel any Incentive Awards and direct the Company to deliver to the individuals who are the holders of such Incentive Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Incentive Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-Share Option Price for such Option (for the avoidance of doubt, if such Option Price is less than such Fair Market Value, the Option may be canceled for no consideration), or (v) cancel Incentive Awards that are Options and give the individuals who are the holders of such Incentive Awards notice and opportunity to exercise prior to such cancellation.

(d)    Compliance with Code Section 409A. No adjustment authorized by this Section 5.5 shall be made in such manner that would result in this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

SECTION 6 - GENERAL

6.1	Conflicts with Plan

Except as set forth in the Incentive Agreement, in the event of any inconsistency or conflict between the terms of the Plan and an Incentive Agreement, the terms of the Plan shall govern.

6.2	Unfunded Plan

No provision of this Plan shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of this Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. This Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

6.3	Withholding Taxes

The Company shall have the right to make all payments or distributions pursuant to the Plan to a Grantee (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Incentive Award, (ii) the exercise of an Option or Stock Appreciation Right, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Incentive Award or (v) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Grantee shall be authorized to elect to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Grantee’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Incentive Award.

6.4	Deferrals; Dividend Equivalents

The Committee shall be authorized to establish procedures pursuant to which the payment of any Incentive Award may be deferred. Subject to the provisions of the Plan and any Incentive Agreement, the recipient of an Incentive Award (including any deferred Incentive Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Incentive Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such as amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Incentive Award. Dividend Equivalents attributable to Performance-Based Awards shall not be paid out before the underlying Performance-Based Award has been earned.

6.5	No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.6	Securities Requirements

No Shares will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Incentive Award to comply with any law or regulation described in the second preceding sentence.

6.7	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company’s Human Resources Department, with a copy to the Committee, during the Grantee’s lifetime, and received and accepted by the Human Resources Department. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the legal representative of the Grantee’s estate.

6.8	Amendment and Termination

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend or modify an Incentive Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by applicable law, except that: (i) no amendment or alteration that would adversely affect the rights of any Grantee in any material way under any Incentive Award previously granted to such Grantee shall be made without the consent of such Grantee; and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Common Stock is listed, including any amendment that expands the types of Incentive Awards available under this Plan, materially increases the number of Shares available for Incentive Awards under this Plan, materially expands the classes of persons eligible for Incentive Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Option Price of Options, or deletes or limits any provisions of this Plan that prohibit the repricing of Options or Stock Appreciation Rights. Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Code Section 409A, and any such amendment or termination that may reasonably be expected to result in such failure shall be of no force or effect.

6.9	Successors to Company

All obligations of the Company under this Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.10	Miscellaneous

(a)    No Employee or Outside Director, or other person shall have any claim or right to be granted an Incentive Award under this Plan. Neither this Plan, nor any action taken hereunder, shall be construed as giving any Employee or Outside Director any right to be retained in the Employment or other service of the Company or any Subsidiary.

(b)    The expenses of this Plan shall be borne by the Company.

(c)    By accepting any Incentive Award, each Grantee and each person claiming by or through him or her shall be deemed to have indicated his or her acceptance of this Plan.

6.11	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.12	Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of this Plan.

6.13	Governing Law

This Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

6.14	Effective Date; Expiration of Plan

The Plan shall be effective on the date of the effective date of the Amended Joint Chapter 11 Plan of Reorganization of the Company and its Debtor Affiliates (the “Effective Date”).

6.15	Code Section 409A

(a)    Incentive Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Incentive Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Incentive Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Incentive Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Grantee’s rights to an Incentive Award.

(b)    Unless the Committee provides otherwise in an Incentive Agreement, each Incentive Award other than Options, Stock Appreciation Rights and Restricted Stock (or portion thereof if the Incentive Award is subject to a vesting schedule) shall be settled no later than the fifteenth (15th) day of the third (3rd) month after the end of the first calendar year in which the Incentive Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that an Incentive Award other than Options, Stock Appreciation Rights and Restricted Stock is intended to be subject to Code Section 409A, the applicable Incentive Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c)    If the Grantee is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Incentive Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Grantee’s separation from service, (ii) the date of the Grantee’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of the Effective Date.

PARKER DRILLING COMPANY

By:
Name:
Title: